Exhibit 99.3

Unaudited Pro Forma Condensed Combined Financial Information

Unless otherwise indicated, defined terms included below shall have the same meaning as terms defined and included elsewhere in the prospectus.

The Company is providing the following unaudited pro forma condensed combined financial information to aid in the analysis of the financial aspects of the Merger, PIPE and Exok Transaction (collectively, the “Transactions”). The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” and presents the combination of historical financial information of the Company and Prairie LLC, adjusted to give effect to the Transactions and subsequent events as described in Note 2 below.

The unaudited pro forma condensed combined balance sheet as of June 30, 2023 combines the historical balance sheet of the Company as of June 30, 2023 on a pro forma basis as if the subsequent events, described in Note 2 below, had been consummated on June 30, 2023.

The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2023 and the year ended December 31, 2022 combine the historical statements of operations of Prairie LLC and the historical statements of operations of the Company, as applicable, for such periods on a pro forma basis in accordance with Article 11 of Regulation S-X, as amended, as if the Transactions, summarized below, and subsequent events, described in Note 2 below, had been consummated on January 1, 2022.

The unaudited pro forma condensed combined financial information is based on, and should be read in conjunction with, (a) the Company’s audited historical consolidated financial statements and related notes for the fiscal year ended 2022 included in this document, (b) the Company’s unaudited historical condensed consolidated financial statements and related notes for the three and six months ended June 30, 2023 included in this document, (c) Prairie LLC’s audited financial statements for the period from June 7, 2022 (date of inception) to December 31, 2022 and related notes included in this document, and (d) the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Prairie Operating Co.” incorporated by reference into this prospectus.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and does not necessarily reflect what the financial condition or results of operations would have been had the Transactions or subsequent events, described in Note 2 below, occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of this filing and are subject to change as additional information becomes available and analyses are performed.

Description of the Merger and Related Transactions

On May 3, 2023, the Company completed its previously announced Merger with Prairie LLC pursuant to the terms of the Merger Agreement, pursuant to which, among other things, Merger Sub merged with and into Prairie LLC, with Prairie LLC surviving and continuing to exist as a Delaware limited liability company and a wholly-owned subsidiary of the Company.

Upon consummation of the Merger, the Company changed its name from “Creek Road Miners, Inc.” to “Prairie Operating Co.” Our Common Stock is currently listed on the OTCQB under the symbol “CRKRD,” a transitionary ticker symbol. The Company expects to commence trading under “PROP” on or about November 14, 2023, following the 20 trading day transition period. On October 20, 2023, the closing price of our Common Stock was $17.00.

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Prior to the consummation of the Merger, the Company effectuated the Restructuring Transactions in the following order and issued an aggregate of 3,375,288 shares of Common Stock (excluding shares reserved for issuance and unissued subject to certain beneficial ownership limitations) and 4,423 shares of Series D Preferred Stock:

(i) the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, plus accrued dividends, were converted, in the aggregate, into shares of Common Stock;

(ii) the Original Debentures, plus accrued but unpaid interest and a 30% premium, were exchanged, in the aggregate, for (a) the AR Debentures in the principal amount of $1,000,000 in substantially the same form as their respective Original Debentures, (b) shares of Common Stock and (c) shares of Series D Preferred Stock;

(iii) accrued fees payable to the Board in the amount of $110,250 were converted into shares of Common Stock;

(iv) accrued consulting fees of the Company in the amount of $318,750 payable to Bristol Capital were converted into shares of Common Stock; and

(v) all amounts payable pursuant to certain convertible promissory notes were converted into shares of Common Stock.

Prior to the Closing, the Company’s then-existing warrants to purchase shares of Common Stock, warrants to purchase shares of Series B Preferred Stock and options to purchase shares of Common Stock were cancelled and retired and ceased to exist without the payment of any consideration to the holders thereof.

At the Effective Time, all membership interests in Prairie LLC were converted into the right to receive each member’s pro rata share of 2,297,669 shares of Common Stock.

At the Effective Time, the Company assumed and converted options to purchase membership interests of Prairie LLC outstanding and unexercised as of immediately prior to the Effective Time into Non-Compensatory Options to acquire 8,000,000 shares of Common Stock for $0.25 per share, which are only exercisable if specific production hurdles are achieved, and the Company entered into the Option Agreements with each of Gary C. Hanna, Edward Kovalik, Paul Kessler and a third-party investor. An aggregate of 2,000,000 Non-Compensatory Options are subject to be transferred to the PIPE Investors, based on their then percentage ownership of PIPE Preferred Stock to the aggregate PIPE Preferred Stock outstanding and held by all PIPE Investors as of the Closing Date, if the Company does not meet certain performance metrics by May 3, 2026.

In addition, in connection with the Closing of the Merger, the Company consummated the purchase of oil and gas leases, including all of Exok’s right, title and interest in, to and under certain undeveloped oil and gas leases located in Weld County, Colorado, together with certain other associated assets, data and records, consisting of approximately 3,157 net mineral acres in, on and under approximately 4,494 gross acres from Exok for $3,000,000 pursuant to the Exok Agreement.

To fund the Exok Transaction, the Company received an aggregate of approximately $17.38 million in proceeds from the PIPE Investors, and the PIPE Investors were issued PIPE Preferred Stock, with a stated value of $1,000 per share and convertible into shares of Common Stock at a price of $5.00 per share, and 100% warrant coverage for each of the Series D A Warrants and Series D B Warrants in the Series D PIPE pursuant to the Series D Securities Purchase Agreement entered into with each Series D PIPE Investor.

The Merger has been accounted for as a reverse asset acquisition under existing GAAP. For accounting purposes, Prairie LLC was treated as acquiring Merger Sub in the Merger. See Note 1 for further discussion.

Accordingly, for accounting purposes, the financial statements of the Company represent a continuation of the financial statements of Prairie LLC with the acquisition being treated as the equivalent of Prairie LLC issuing stock for the net assets of the Company. On the Closing Date, the assets and liabilities of the Company were recorded based upon relative fair values, with no goodwill or other intangible assets recorded.

The assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information. The pro forma adjustments do not consider borrowings, financings and other transactions that may have occurred subsequent to May 3, 2023 other than the Series E PIPE, the conversion of the AR Debentures, the SBA Loan repayment, the issuance of the Obligation Shares, and the Reverse Stock Split, each of which is described in Note 2 below and reflected in the pro forma financial information, nor do they reflect anticipated financings or other transactions that may occur in the future.

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Unaudited Pro Forma Condensed Combined Balance Sheet

as of June 30, 2023

	Prairie Operating	Pro Forma
	Co.	Transaction		Combined
	(Historical)	Adjustments	Note 3	Pro Forma
Assets
Current assets:
Cash and cash equivalents	$8,551,483	$20,000,000	(a)	$10,130,850
		(18,000,000)	(b)
		(200,000)	(c)
		(25,000)	(d)
		(156,967)	(f)
		(38,666)	(g)
Accounts receivable	94,649	-		94,649
Prepaid expenses	381,263	-		381,263
Total current assets	9,027,395	1,579,367		10,606,762

Property and equipment
Oil and natural gas properties	3,189,031	25,289,494	(b)	28,503,525
		25,000	(d)
Cryptocurrency mining equipment	4,293,422	-		4,293,422
Less: Accumulated depreciation, depletion and amortization	(132,851)	-		(132,851)
Total property and equipment, net	7,349,602	25,314,494		32,664,096
Deposits on mining equipment	150,000	-		150,000
Total assets	$16,526,997	$26,893,861		$43,420,858

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$4,407,449	$(6,967)	(f)	$4,381,149
		(19,333)	(g)
Accrued interest and expenses – related parties	19,333	(19,333)	(g)	-
Secured convertible debenture (related party)	1,361,000	(1,361,000)	(g)	-
Secured convertible debenture	1,361,000	(1,361,000)	(g)	-
Total current liabilities	7,148,782	(2,767,633)		4,381,149

Long-term liabilities:
SBA loan payable	150,000	(150,000)	(f)	--
Other long-term liabilities – share issuance obligation	1,235,823	(1,235,823)	(e)	-

Total long-term liabilities	1,385,823	(1,385,823)		-
Total liabilities	8,534,605	(4,153,456)		4,381,149

Commitments and contingencies				-

Stockholders’ equity:
Preferred stock; 50,000 shares authorized:
Series D convertible preferred stock; $0.01 par value; 21,799 shares issued and outstanding at June 30, 2023	218	-		218

Series E convertible preferred stock; $0.01 par value; zero shares issued and outstanding at June 30, 2023 (See Note 2)	-	200	(a)	200
Common stock; $0.01 par value; 500,000,000 shares authorized and 6,158,659 shares issued and outstanding at June 30, 2023*	61,587	396	(a)	74,755
		6,705	(b)
		2,060	(e)
		4,007	(g)
Additional paid-in capital	28,916,597	19,999,404	(a)	55,606,190
		2,938,432	(b)
		(200,000)	(c)
		1,233,763	(e)
		2,717,993	(g)
Accumulated deficit	(20,986,010)	-		(20,986,010)
Total stockholders’ equity	7,992,392	26,702,960		34,695,352
Total liabilities and stockholders’ equity	$16,526,997	$22,549,504		$39,076,501

*The shares issued and outstanding at December 31, 2022 was 428,611 for Creek Road Miners, Inc.

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Unaudited Pro Forma Condensed Combined Statement of Operations

Six Months Ended June 30, 2023

		Creek Road
		Miners, Inc.
	Prairie Operating Co. (Historical)	January 1, 2023 through May 2, 2023 (Historical)	Pro Forma Transaction Adjustments	Note 3	Combined Pro Forma

Revenue:
Cryptocurrency mining	$179,318	$73,584	$-		$252,902
Operating costs and expenses:
Cryptocurrency mining costs (exclusive of depreciation and amortization shown below)	93,244	80,140	-		173,384
Depreciation and amortization	132,851	116,724	138,339	(h)	387,914
Stock based compensation	-	170,120	-		170,120
General and administrative	2,921,863	1,119,277	-		4,041,140
Impairment of cryptocurrency mining equipment	16,794,688	-	-	(i)	16,794,688
Total operating expenses	19,942,646	1,486,261	138,339		21,567,246
Loss from operations	(19,763,328)	(1,412,677)	(138,339)		(21,314,344)

Other income (expense):
Interest income	43,037	-	-		43,037
Interest expense	(43,719)	(214,344)	135,250	(j)	-
			2,813	(k)
			120,000	(l)
Loss on adjustment to fair value - AR Debentures	(741,000)	-	741,000	(m)	-
Gain on adjustment to fair value - Obligation Shares	(706,185)	-	706,185	(n)	-
Total other income (expense)	(1,447,867)	(214,344)	1,705,248		43,037

Income (loss) from operations before provision for income taxes	(21,211,195)	(1,627,021)	1,566,909		(21,271,307)
Provision for income taxes	-	-	-		-
Net income (loss)	(21,211,195)	(1,627,021)	1,566,909		(21,271,307)

Dividends on preferred stock	-	(95,472)	95,472	(o)	-
Net income (loss) attributable to common stockholders	$(21,211,195)	$(1,722,493)	$1,662,381		$(21,271,307)

Income (loss) per common share:
Loss per share from continuing operations, basic and diluted	$(10.75)	$(4.02)	$-		$(6.46)
Loss per share, basic and diluted	$(10.75)	$(4.02)	$-		$(6.46)
Weighted average common shares outstanding, basic and diluted – Note 3(p)	1,973,493	428,611	-		3,290,243

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Unaudited Pro Forma Condensed Combined Statement of Operations

Year Ended December 31, 2022

	Prairie Operating
	Co., LLC
	June 7, 2022 (date of inception) through December 31, 2022 (Historical)	Creek Road Miners, Inc. (Historical)	Pro Forma Transaction Adjustments	Note 3	Combined Pro Forma

Revenue:
Cryptocurrency mining	$-	$517,602	$-			$517,602
Operating costs and expenses:
Cryptocurrency mining costs (exclusive of depreciation and amortization shown below)	-	1,071,458	-			1,071,458
Depreciation and amortization	-	658,080	117,748	(h)		775,828
Stock based compensation	-	2,681,201	-			2,681,201
General and administrative	461,520	3,606,522	-			4,068,042
Impairment of mined cryptocurrency	-	107,174	-			107,174
Total operating expenses	461,520	8,124,435	117,748			8,703,703
Loss from operations	(461,520)	(7,606,833)	(117,748)			(8,186,101)

Other income (expense):
Realized loss on sale of cryptocurrency	-	(127,222)	-			(127,222)
Impairment on fixed assets	-	(5,231,752)	-	(i)		(5,231,752)
Loss on sale of investment	-	(19,104)	-			(19,104)
PPP loan forgiveness	-	197,662	-			197,662
Interest expense	-	(613,827)	368,202	(j)		-
			5,625	(k)
			240,000	(l)
Loss on adjustment to fair value – AR Debentures	-	-	-
Gain on adjustment to fair value – Obligation Shares	-	-	-
Total other income (expense)	-	(5,794,243)	613,827			(5,180,416)

Income (loss) from operations before provision for income taxes	(461,520)	(13,401,076)	496,079			(13,366,517)
Provision for income taxes	-	-	-			-
Income (loss) from continuing operations	(461,520)	(13,401,076)	496,079			(13,366,517)

Discontinued operations:
Income (loss) from discontinued operations	-	(17,738)	-			(17,738)
Net loss from discontinued operations	-	(17,738)	-			(17,738)

Net income (loss)	$(461,520)	$(13,418,814)	$496,079			$(13,384,255)

Dividends on preferred stock	-	(364,384)	364,384	(o)		-
Net income (loss) attributable to common stockholders	$(461,520)	$(13,783,198)	$860,463			$(13,384,255)

Loss per common share:
Loss per share from continuing operations, basic and diluted	$-	$(33.78)	$-			$(1.79)
Loss per share from discontinued operations, basic and diluted	$-	$(0.04)	$-		$
Loss per share, basic and diluted	-	$(33.82)	$-			$(1.79)
Weighted average common shares outstanding, basic and diluted - Note 3(i)	-	407,711	-			7,475,709

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Note 1. Basis of Pro Forma Presentation

The Merger has been accounted for as a reverse asset acquisition under existing GAAP. For accounting purposes, Prairie LLC was treated as acquiring Merger Sub in the Merger.

Accordingly, for accounting purposes, the financial statements of the Company represent a continuation of the financial statements of Prairie LLC with the acquisition being treated as the equivalent of Prairie LLC issuing stock for the net assets of the Company. On the Closing Date, the assets and liabilities of the Company were recorded based upon relative fair values, with no goodwill or other intangible assets recorded.

The unaudited pro forma condensed combined balance sheet as of June 30, 2023 combines the historical balance sheet of the Company as of June 30, 2023 on a pro forma basis in accordance with Article 11 of Regulation S-X, as amended, as if the subsequent events, described in Note 2 below, had been consummated on June 30, 2023.

The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2023 and year ended December 31, 2022 combine the historical statements of operations of Prairie LLC and the historical statements of operations of the Company for such periods on a pro forma basis as if the Transactions and subsequent events, described in Note 2 below, had been consummated on January 1, 2022.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of shares of Common Stock outstanding, assuming the Transactions and subsequent events, described in Note 2 below, occurred on January 1, 2022.

The unaudited pro forma condensed combined financial information is based on, and should be read in conjunction with, the audited historical financial statements of each of Prairie LLC and the Company and the notes thereto, the unaudited historical financial statements of the Company and the notes thereto, as well as the disclosures contained in the section “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Prairie Operating Co.” contained elsewhere in this document.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and does not necessarily reflect what the financial condition or results of operations would have been had the Transactions or subsequent events, described in Note 2 below, occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of this filing and are subject to change as additional information becomes available and analyses are performed.

Note 2. Subsequent Events

Exok Option

On August 14, 2023, Prairie LLC exercised the Exok Option and purchased oil and gas leases, including all of Exok’s right, title and interest in, to and under certain undeveloped oil and gas leases located in Weld County, Colorado, together with certain other associated assets, data and records, consisting of approximately 20,328 net mineral acres in, on and under approximately 32,695 gross acres from Exok. The Company paid $18.0 million in cash to Exok and issued equity consideration to certain affiliates of Exok, consisting of (i) 670,499 shares of Common Stock and (ii) Exok Warrants providing the right to purchase 670,499 shares of Common Stock at $7.43.

To fund the Exok Option Purchase, the Company entered into a securities purchase agreement with the Series E PIPE Investor on August 15, 2023, pursuant to which the Series E PIPE Investor agreed to purchase, and the Company agreed to sell to the Series E PIPE Investor, for an aggregate of $20.0 million, securities consisting of (i) 39,614 shares of Common Stock, (ii) 20,000 shares of Series E Preferred Stock and (iii) Series E PIPE Warrants to purchase 8,000,000 shares of Common Stock, in a private placement.

The Exok Option Purchase and the Series E PIPE closed on August 15, 2023. All pro forma adjustments relating to these events (see Note 3) are preliminary estimates and are subject to change.

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Obligation Shares

On September 7, 2023, the Company issued 205,970 common shares pursuant to the Obligation Shares obligation.

SBA Loan

The Company elected to fully repay the SBA loan and all accrued interest in September 2023 utilizing cash on hand.

AR Debentures

In October 2023, the holders elected to convert the AR Debentures into 400,000 common shares. As a result, the AR Debentures were fully extinguished in October 2023.

Reverse Stock Split

On October 12, 2023, the Company filed a Certificate of Amendment to its Certificate of Incorporation with the Delaware Secretary of State to effect a reverse stock split of outstanding shares of the Company’s common stock, par value $0.01 per share at an exchange ratio of 1:28.5714286 (the “Reverse Stock Split”). The Reverse Stock Split became effective on October 16, 2023. The Reverse Stock Split decreased the number of outstanding shares and increased net loss per common share. All per share and share amounts presented have been retroactively adjusted for the effect of this reverse stock split for all periods presented.

Note 3. Unaudited Pro Forma Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2023 are as follows:

a)	Reflects gross proceeds from the Series E PIPE of $20.0 million and issuance of 39,614 shares of Common Stock, 20,000 shares of Series E Preferred Stock, Series E A Warrants and Series E B Warrants.

b)	Reflects payment in the amount of $18.0 million, issuance of 670,499 shares of Common Stock and warrants for leasehold acquisition of the Exok Option Assets.

c)	Reflects estimated transaction costs associated with the Series E PIPE.

d)	Reflects estimated transaction costs associated with the acquisition of the Exok Option Assets.

e)	Reflects the issuance of 205,970 shares of Common Stock pursuant to the Obligation Shares.

f)	Reflects the payoff of the SBA Loan and accrued interest.

g)	Reflects the conversion of the AR Debentures into common shares and payment of accrued interest in cash.

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The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2023 and year ended December 31, 2022 are as follows:

h)	Reflects the adjustment to depreciation expense due to fair value allocated at the Merger and useful life of the acquired assets.

i)	Pursuant to the requirements of Article 11 of Regulation S-X, the $16.6 million adjustment required to write-off the excess of the allocated purchase price of the Merger over the fair value of the acquired net assets is not included in the combined statement of operations for the year ended December 31, 2022 as it is nonrecurring. It is included in the historical combined statement of operations of the Company for the six months ended June 30, 2023.

j)	Reflects the adjustment to interest expense from the conversion of notes payable and the Original Debentures.

k)	Reflects the adjustment to interest expense from the payoff of the SBA Loan.

l)	Reflects the adjustment to interest expense from the conversion of the AR Debentures.

m)	Reflects the adjustment to reflect the conversion of the AR Debentures into shares of Common Stock.

n)	Reflects the adjustment to reflect the issuance of 205,970 shares of Common Stock pursuant to the Obligation Shares.

o)	Reflects the adjustment to dividends due to the conversion of preferred stock upon the Merger.

p)	Reflects weighted average shares of Common Stock after the impact of the Transactions and the subsequent events described in Note 2. Shares of Common Stock issuable upon conversion of Series E Preferred Stock, Series D Preferred Stock, Series A Warrants, Series B Warrants, options and warrants were excluded in the calculation of diluted net earnings per share as inclusion would have been anti-dilutive. The following table sets forth the computation of pro forma weighted average shares of Common Stock for the six months ended June 30, 2023 and year ended December 31, 2022:

	Six months ended June 30, 2023	Year ended December 31, 2022

Weighted average shares of Common Stock outstanding, basic and diluted (prior to the Transactions)	—	—

Net adjustment upon consummation of the Transactions to reflect the issuance of shares of Common Stock	1,973,493	6,158,659

Adjustment upon issuance of shares of Common Stock associated with the Exok Option Purchase and Series E PIPE	710,144	710,144

Adjustment upon issuance of shares of Common Stock associated with the Obligation Shares	205,970	205,970

Adjustment upon issuance of shares of Common Stock associated with conversion of the AR Debentures	400,666	400,666

Weighted average shares of Common Stock outstanding, basic and diluted (Pro Forma)	3,290,243	7,475,409

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